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                                                               File No. 70-08925

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   Post-Effective Amendment No. 3 to Form U-1


                         JOINT APPLICATION-DECLARATION
                                     UNDER
                 THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

THE COLUMBIA GAS SYSTEM, INC.                                      COLUMBIA ENERGY SERVICES CORPORATION
COLUMBIA GAS SYSTEM SERVICE CORPORATION                            COLUMBIA ENERGY MARKETING CORPORATION
COLUMBIA LNG CORPORATION                                           COLUMBIA SERVICE PARTNERS, INC.
COLUMBIA ATLANTIC TRADING CORPORATION                              121 Hill Pointe Drive
12355 Sunrise Valley Drive                                         Suite 100
Suite 300                                                          Canonsburg, PA 15317
Reston, VA 20191-3458
                                                                   COLUMBIA GULF TRANSMISSION COMPANY
TRISTAR VENTURES CORPORATION                                       COLUMBIA GAS TRANSMISSION CORPORATION
TRISTAR CAPITAL CORPORATION                                        1700 MacCorkle Avenue, S.E.
TRISTAR PEDRICK LIMITED CORPORATION TRISTAR                        Charleston, WV 25314
PEDRICK GENERAL CORPORATION TRISTAR
BINGHAMTON LIMITED CORPORATION                                     COLUMBIA NETWORK SERVICES CORPORATION
TRISTAR BINGHAMTON GENERAL CORPORATION                             CNS MICROWAVE, INC.
TRISTAR VINELAND LIMITED CORPORATION                               1600 Dublin Road
TRISTAR VINELAND GENERAL CORPORATION                               Columbus, OH 43215-1082
TRISTAR RUMFORD LIMITED CORPORATION
TRISTAR GEORGETOWN GENERAL CORPORATION                             COMMONWEALTH PROPANE, INC.
TRISTAR GEORGETOWN LIMITED CORPORATION                             COLUMBIA PROPANE CORPORATION
TRISTAR FUEL CELLS CORPORATION                                     9200 Arboretum Parkway, Ste 140
TVC NINE CORPORATION                                               Richmond, VA 23236
TVC TEN CORPORATION
TRISTAR SYSTEM, INC.                                               COLUMBIA GAS OF KENTUCKY, INC.
205 Van Buren                                                      COLUMBIA GAS OF OHIO, INC.
Herndon, VA 22070                                                  COLUMBIA GAS OF MARYLAND, INC.
                                                                   COLUMBIA GAS OF PENNSYLVANIA, INC.
COLUMBIA NATURAL RESOURCES, INC                                    COMMONWEALTH GAS SERVICES, INC.
900 Pennsylvania Avenue                                            200 Civic Center Drive
Charleston, WV  25302                                              Columbus, OH 43215



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              (Names of company or companies filing this statement
                 and addresses of principal executive offices)

                         THE COLUMBIA GAS SYSTEM, INC.
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               (Name of top registered holding company parent of
                          each applicant or declarant)

                          J. W. Trost, Vice President
                    COLUMBIA GAS SYSTEM SERVICE CORPORATION
                           12355 Sunrise Valley Drive
                                   Suite 300
                             Reston, VA 20191-3458
 (Name and address of agent for service)(Other Agents for Service are Listed on the Reverse Side of the Front Cover)

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Names and Addresses of Subsidiary Company Agents for Service:

M. A. CHANDLER, Treasurer                                          S. M. NORDIN, Treasurer
Columbia Natural Resources, Inc.                                   Commonwealth Propane, Inc.
900 Pennsylvania Avenue                                            Columbia Propane Corporation
Charleston, WV  25302                                              9200 Arboretum Parkway, Ste 140
                                                                   Richmond, VA 23236
D. DETAR, Treasurer
TriStar Ventures Corporation                                       D. L. GELBAUGH, Vice President
TriStar Pedrick Limited Corporation                                Columbia Gas of Ohio, Inc.
TriStar Pedrick General Corporation                                Columbia Gas of Kentucky, Inc.
TriStar Binghamton Limited Corporation                             Commonwealth Gas Services, Inc.
TriStar Binghamton General Corporation                             Columbia Gas of Pennsylvania, Inc.
TriStar Vineland Limited Corporation                               Columbia Gas of Maryland, Inc.
TriStar Vineland General Corporation                               200 Civic Center Drive
TriStar Rumford Limited Corporation                                Columbus, OH 43215
TriStar Georgetown Limited Corporation
TriStar Georgetown General Corporation                             G. A. BARNARD, Assistant Controller
TriStar Fuel Cells Corporation                                     Columbia Gas Transmission Corporation
TVC Nine Corporation                                               Columbia Gulf Transmission Company
TVC Ten Corporation                                                1700 MacCorkle Avenue,. S. E.
TriStar System, Inc.                                               Charleston, WV 25314
205 Van Buren
Herndon, VA 22070                                                  D. FURLANO, Treasurer
                                                                   Columbia Network Services
S. T. MACQUEEN, Treasurer                                          CNS Microwave, Inc.
Columbia LNG Corporation                                           1600 Dublin Road
12355 Sunrise Valley Drive                                         Columbus, OH 43215-1082
Suite 300
Reston, VA 20191-3458                                              ROBERT GUSTAFSON, Controller
                                                                   Columbia Energy Services Corporation
J. W. TROST, Vice President                                        Columbia Energy Marketing Corporation
Columbia Gas System Service Corporation                            Columbia Service Partners, Inc.
12355 Sunrise Valley Drive, Suite 300                              121 Hill Pointe Drive
Reston, VA 20191-3420                                              Suite 100
                                                                   Canonsburg, PA 15317
J. W. GROSSMAN, Treasurer
TriStar Capital Corporation
Columbia Atlantic Trading Corporation
12355 Sunrise Valley Drive
Suite 300
Reston, VA 20191-3458




--------------------------------------------------------------------------------
               (Names and Addresses of Other Agents for Service)
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Page 1


         The Application-Declaration as previously filed and amended is hereby amended as follows:

Item 1.  Description of Proposed Transaction

         Neither Columbia nor any of its associate companies has, or as a consequence of the addition of CNS Microwave Inc. ("CMI") to the money pool (the "proposed transaction") will have any interest in an "exempt wholesale generator" ("EWG") or "foreign utility company" ("FUCO"), as those terms are defined respectively in Sections 32 and 33 of the Public Utility Holding Company Act of 1935 ("the Act"). Further, neither Columbia nor any of its associate companies is, nor as a consequence of the proposed transaction will become a party to, or obtain rights under, a service, sales or construction agreement with any EWGs or FUCOs, except in accordance with rule 53. None of the proceeds from the proposed transaction will be used by Columbia or any of its subsidiaries to acquire the securities of, or any interest in, an EWG or FUCO.


Item 6. Exhibits and Financial Statements

         (a)     Exhibit

                 A-3      Opinion of Counsel
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Page 2

                                   SIGNATURE

         Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this Post-Effective Amendment to be signed on their behalf by the undersigned thereunto duly authorized.

         The signatures of the applicants and of the persons signing on their behalf are restricted to the information contained in this application which is pertinent to the application of the respective companies.

                              CNS MICROWAVE, INC.



DATE: July 3, 1997                       BY:    //s//J. W. Trost
     ----------------------                 -----------------------------------
                                                  J. W. Trost, Vice President